UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report (date of earliest event reported)         January 23, 2003

EMCEE Broadcast Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware                      	1-6299        	13-1926296
(State or other jurisdiction  	(Commission    	(I.R.S. Employee
 of incorporation)            	File Number)   	Identification Number)

Susquehanna Street Extension West, P.O. Box 68/White Haven, PA 18661-0068
            (Address of principal executive offices)

Registrant's telephone number, including area code     570-443-9575

NONE
(Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

          Not applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not applicable.

Item 3.   Bankruptcy or Receivership.

          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5.   Other Events.

On January 27, 2003, the Company's primary lending institution, First
Federal Bank, declared that the Company was in default under its loan documents and exercised a complete set-off against all the Company's First Federal Bank accounts. The Company strongly disagrees with the bank's position, but as a result of this action, it has been forced to shut down operations and cease doing business unless or until a resolution can be accomplished.

	Because of the Company's inability to stay in operation, John Saul, Vice President, has tendered his resignation effective January 23, 2003 and Joan Pecora, Controller/CFO, resigned her position within the Company effective January 27, 2003.

	Further, directors Michael J. Leib and Randall P. Marx have tendered their resignations to the Board of Directors, effective January 29. Mr. Leib is currently a director of First Federal Bank., and resigned due to a conflict of interest. Mr. Marx resignation was unrelated to the bank's action.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995:

Any statements contained in this report that are not historical facts are forward-looking statements. Many important factors could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, changes (legislative, regulatory and otherwise) in the Multichannel Multipoint Distribution Service (MMDS),
Low Power Television (LPTV) industries or medium to high definition television
(HDTV) products, demand for the Company's products both domestically and internationally, the development of competitive products, competitive pricing, the timing of foreign shipments, market acceptance of new product introductions (including, but not limited to, the Company's digital and Internet products), technological changes, economic conditions(both foreign and domestic), litigation and other factors, risks and uncertainties identified in the Company's Securities and Exchange Commission filings.

Item 6.   Resignations of Registrant's Directors.

          Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Fiscal Year.

          Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not applicable.

Item 10.  Regulation FD Disclosure.

          Not applicable

                           		SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              	EMCEE BROADCAST PRODUCTS, INC.
                              	(Registrant)



						/s/ RICHARD J. NARDONE
						Richard J. Nardone
						President/CEO

Date:  January 31, 2003